UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2013

Streamline Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1230 Peachtree Street, NE, Suite 1000,

Atlanta, GA 30309

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (404) 446-0050

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.

On November 22, 2013, Streamline Health Solutions, Inc. (“Streamline Health”) entered into a purchase agreement with Craig-Hallum Capital Group LLC, as underwriter and representative of the several underwriters identified therein (the “Underwriting Agreement”).  Pursuant to the terms and conditions of the Underwriting Agreement, Streamline Health agreed to sell 3,000,000 shares of common stock, par value $0.01 per share, at a per share price to public of $6.50.  Streamline Health granted the underwriters an option to purchase up to an aggregate of 450,000 additional shares of common stock to cover over-allotments within 30 days of the date of the Underwriting Agreement, which the underwriters exercised on November 26, 2013.  Streamline Health expects to receive aggregate net proceeds from this offering of approximately $19.9 million after deducting the underwriting discounts and commissions and estimated offering expenses payable by Streamline Health of approximately $1,000,000.

The offering was made to the public under Streamline Health’s shelf registration statement on Form S-3 filed with the Securities and Exchange Commission (Reg. No. 333-190045) and a preliminary and final prospectus supplement filed with the Securities and Exchange Commission in connection with the offering.

The offering is expected to close, subject to customary closing conditions, on November 27, 2013, under the terms of the Underwriting Agreement.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions.  The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Pursuant to the Underwriting Agreement, directors and executive officers of Streamline Health entered into agreements in substantially the form included as an exhibit to the Underwriting Agreement providing for a 90-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions.

Item 7.01 — Regulation FD Disclosure.

In press releases dated November 14, 2013 and November 22, 2013, respectively, Streamline Health announced the launch and pricing of the above transaction, copies of which are attached hereto as Exhibits 99.1 and 99.2.

The information furnished pursuant to this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of Streamline Health under the Securities Act of 1933 or the Exchange Act.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

1.1	Purchase Agreement dated as of November 22, 2013 between Streamline Health Solutions and Craig-Hallum Capital Group LLC, as underwriter and representative of the several underwriters.
5.1	Opinion of Womble Carlyle Sandridge & Rice LLP regarding the legality of the shares.
23.1	Consent of Womble Carlyle Sandridge & Rice LLP (included in Exhibit 5.1).
99.1	Press Release dated November 14, 2013.
99.2	Press Release dated November 22, 2103.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Streamline Health Solutions, Inc.

Date: November 27, 2013	By:	/s/ Jack W. Kennedy Jr.
Jack W. Kennedy Jr.
Senior Vice President and Chief Legal Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Purchase Agreement dated as of November 22, 2013 among Streamline Health Solutions and Craig-Hallum Capital Group LLC, as underwriter and representative of the several underwriters.
5.1	Opinion of Womble Carlyle Sandridge & Rice LLP regarding the legality of the shares.
23.1	Consent of Womble Carlyle Sandridge & Rice LLP (included in Exhibit 5.1).
99.1	Press Release dated November 14, 2013.
99.2	Press Release dated November 22, 2103.